Exhibit 1.2

Pricing Agreement

July 20, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated July 20, 2015 (the “Agreement”), between the Company on the one hand and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:00 p.m. (Eastern Time) on July 20, 2015 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated July 20, 2015 (including the Base Prospectus dated July 1, 2015), and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
	Name:	Robert W. Oberrender
	Title:	Senior Vice President and Treasurer

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

By:	BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	UBS SECURITIES LLC

By:	/s/ Christian Stewart
	Name:	Christian Stewart
	Title:	Managing Director

By:	/s/ Stephen Chang
	Name:	Stephen Chang
	Title:	Director

As Representatives of the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2017 Notes	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2025 Notes	Principal Amount of 2035 Notes	Principal Amount of 2045 Notes

J.P. Morgan Securities LLC	$147,750,000	$147,750,000	$295,500,000	$295,500,000	$197,000,000	$394,000,000	$197,000,000	$394,000,000
Barclays Capital Inc.	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Citigroup Global Markets Inc.	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Morgan Stanley & Co. LLC	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
UBS Securities LLC	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
BNY Mellon Capital Markets, LLC	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Credit Suisse Securities (USA) LLC	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Deutsche Bank Securities Inc.	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Goldman, Sachs & Co.	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
U.S. Bancorp Investments, Inc.	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Wells Fargo Securities, LLC	54,750,000	54,750,000	109,500,000	109,500,000	73,000,000	146,000,000	73,000,000	146,000,000
Total	$750,000,000	$750,000,000	$1,500,000,000	$1,500,000,000	$1,000,000,000	$2,000,000,000	$1,000,000,000	$2,000,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes Due January 17, 2017 (the “Floating Rate Notes”)

1.450% Notes Due July 17, 2017 (the “2017 Notes”)

1.900% Notes Due July 16, 2018 (the “2018 Notes”)

2.700% Notes Due July 15, 2020 (the “2020 Notes”)

3.350% Notes Due July 15, 2022 (the “2022 Notes”)

3.750% Notes Due July 15, 2025 (the “2025 Notes”)

4.625% Notes Due July 15, 2035 (the “2035 Notes”)

4.750% Notes Due July 15, 2045 (the “2045 Notes”)

Aggregate principal amount:

$750,000,000 for the Floating Rate Notes

$750,000,000 for the 2017 Notes

$1,500,000,000 for the 2018 Notes

$1,500,000,000 for the 2020 Notes

$1,000,000,000 for the 2022 Notes

$2,000,000,000 for the 2025 Notes

$1,000,000,000 for the 2035 Notes

$2,000,000,000 for the 2045 Notes

Price to Public:

Floating Rate Notes: 100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from July 23, 2015.

2017 Notes: 99.981% of the principal amount of the 2017 Notes, plus accrued interest, if any, from July 23, 2015.

2018 Notes: 99.873% of the principal amount of the 2018 Notes, plus accrued interest, if any, from July 23, 2015.

2020 Notes: 99.940% of the principal amount of the 2020 Notes, plus accrued interest, if any, from July 23, 2015.

2022 Notes: 99.877% of the principal amount of the 2022 Notes, plus accrued interest, if any, from July 23, 2015.

2025 Notes: 99.729% of the principal amount of the 2025 Notes, plus accrued interest, if any, from July 23, 2015.

2035 Notes: 99.988% of the principal amount of the 2035 Notes, plus accrued interest, if any, from July 23, 2015.

2045 Notes: 99.589% of the principal amount of the 2045 Notes, plus accrued interest, if any, from July 23, 2015.

Purchase Price by Underwriters:

Floating Rate Notes: 99.850% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2017 Notes: 99.831% of the principal amount of the 2017 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2018 Notes: 99.623% of the principal amount of the 2018 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2020 Notes: 99.590% of the principal amount of the 2020 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2022 Notes: 99.477% of the principal amount of the 2022 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2025 Notes: 99.279% of the principal amount of the 2025 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2035 Notes: 99.113% of the principal amount of the 2035 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

2045 Notes: 98.714% of the principal amount of the 2045 Notes, plus accrued interest, if any, from July 23, 2015, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

9:00 a.m. (New York City time), July 23, 2015

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

Floating Rate Notes: January 17, 2017

2017 Notes: July 17, 2017

2018 Notes: July 16, 2018

2020 Notes: July 15, 2020

2022 Notes: July 15, 2022

2025 Notes: July 15, 2025

2035 Notes: July 15, 2035

2045 Notes: July 15, 2045

Interest Rate:

Floating Rate Notes: LIBOR plus 45 basis points

2017 Notes: 1.450%

2018 Notes: 1.900%

2020 Notes: 2.700%

2022 Notes: 3.350%

2025 Notes: 3.750%

2035 Notes: 4.625%

2045 Notes: 4.750%

Interest Payment Dates:

Floating Rate Notes: January 17, April 17, July 17 and October 17, commencing October 17, 2015.

2017 Notes: January 17 and July 17, commencing January 17, 2016.

2018 Notes: January 16 and July 16, commencing January 16, 2016.

2020 Notes: January 15 and July 15, commencing January 15, 2016.

2022 Notes: January 15 and July 15, commencing January 15, 2016.

2025 Notes: January 15 and July 15, commencing January 15, 2016.

2035 Notes: January 15 and July 15, commencing January 15, 2016.

2045 Notes: January 15 and July 15, commencing January 15, 2016.

Optional Redemption:

The 2017 Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2035 Notes and the 2045 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

July 23, 2015, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the Floating Rate Notes, 2017 Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2035 Notes and the 2045 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk – 3rd floor

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated July 20, 2015, relating to the Floating Rate Notes, the 2017 Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2035 Notes and the 2045 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-193958

July 20, 2015

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated July 20, 2015

$750,000,000

FLOATING RATE NOTES DUE JANUARY 17, 2017

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-193958)

Trade Date:	July 20, 2015

Settlement Date (T+3):	July 23, 2015

Maturity Date:	January 17, 2017

Principal Amount Offered:	$750,000,000

Price to Public (Issue Price):	100.000%

Base Rate Spread:	LIBOR +45 basis points

Interest Payment Dates and Interest Reset Dates:	January 17, April 17, July 17 and October 17, commencing October 17, 2015 (short first coupon)

Optional Redemption Provisions:	None.

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P CJ9/US91324PCJ93

Active Joint Book-Running	J.P. Morgan Securities LLC

Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

Passive Joint Book-Running Managers:	BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

2

FIXED RATE NOTES

$750,000,000 1.450% NOTES DUE JULY 17, 2017

$1,500,000,000 1.900% NOTES DUE JULY 16, 2018

$1,500,000,000 2.700% NOTES DUE JULY 15, 2020

$1,000,000,000 3.350% NOTES DUE JULY 15, 2022

$2,000,000,000 3.750% NOTES DUE JULY 15, 2025

$1,000,000,000 4.625% NOTES DUE JULY 15, 2035

$2,000,000,000 4.750% NOTES DUE JULY 15, 2045

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-193958)

Trade Date:	July 20, 2015

Settlement Date (T+3):	July 23, 2015

Maturity Date:

July 17, 2017 (the “2017 Notes”)

July 16, 2018 (the “2018 Notes”)

July 15, 2020 (the “2020 Notes”)

July 15, 2022 (the “2022 Notes”)

July 15, 2025 (the “2025 Notes”)

July 15, 2035 (the “2035 Notes”)

July 15, 2045 (the “2045 Notes”)

Principal Amount Offered:	$750,000,000 (2017 Notes) $1,500,000,000 (2018 Notes) $1,500,000,000 (2020 Notes) $1,000,000,000 (2022 Notes) $2,000,000,000 (2025 Notes) $1,000,000,000 (2035 Notes) $2,000,000,000 (2045 Notes)

Price to Public (Issue Price):	99.981% (2017 Notes) 99.873% (2018 Notes) 99.940% (2020 Notes) 99.877% (2022 Notes) 99.729% (2025 Notes) 99.988% (2035 Notes) 99.589% (2045 Notes)

Interest Rate:	1.450% (2017 Notes) 1.900% (2018 Notes)

2.700% (2020 Notes) 3.350% (2022 Notes) 3.750% (2025 Notes) 4.625% (2035 Notes) 4.750% (2045 Notes)

Interest Payment Dates:

January 17 and July 17, commencing January 17, 2016 (short first coupon) (2017 Notes)

January 16 and July 16, commencing January 16, 2016 (short first coupon) (2018 Notes)

January 15 and July 15, commencing January 15, 2016 (short first coupon) (2020 Notes)

January 15 and July 15, commencing January 15, 2016 (short first coupon) (2022 Notes)

January 15 and July 15, commencing January 15, 2016 (short first coupon) (2025 Notes)

January 15 and July 15, commencing January 15, 2016 (short first coupon) (2035 Notes)

January 15 and July 15, commencing January 15, 2016 (short first coupon) (2045 Notes)

Regular Record Dates:

January 2 and July 2 (2017 Notes)

January 1 and July 1 (2018 Notes)

January 1 and July 1 (2020 Notes)

January 1 and July 1 (2022 Notes)

January 1 and July 1 (2025 Notes)

January 1 and July 1 (2035 Notes)

January 1 and July 1 (2045 Notes)

Benchmark:

T 0.625% due June 30, 2017 (2017 Notes)

T 0.875% due July 15, 2018 (2018 Notes)

T 1.625% due June 30, 2020 (2020 Notes)

T 2.125% due June 30, 2022 (2022 Notes)

T 2.125% due May 15, 2025 (2025 Notes)

T 2.500% due February 15, 2045 (2035 Notes)

T 2.500% due February 15, 2045 (2045 Notes)

Benchmark Price and Yield:	99-26 3⁄4; 0.710% (2017 Notes) 99-11+; 1.094% (2018 Notes) 99-18 3⁄4; 1.713% (2020 Notes) 100-01; 2.120% (2022 Notes) 97-24; 2.383% (2025 Notes) 87-31; 3.126% (2035 Notes) 87-31; 3.126% (2045 Notes)

Spread to Benchmark:

+75 basis points (2017 Notes)

+85 basis points (2018 Notes)

+100 basis points (2020 Notes)

+125 basis points (2022 Notes)

+140 basis points (2025 Notes)

+150 basis points (2035 Notes)

+165 basis points (2045 Notes)

Re-offer Yield:	1.460% (2017 Notes) 1.944% (2018 Notes) 2.713% (2020 Notes) 3.370% (2022 Notes) 3.783% (2025 Notes) 4.626% (2035 Notes) 4.776% (2045 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 12.5 basis points. (2017 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points. (2018 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points. (2020 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points. (2022 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 22.5 basis points. (2025 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points. (2035 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points. (2045 Notes)

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:

91324P CK6/US91324PCK66 (2017 Notes)

91324P CL4/US91324PCL40 (2018 Notes)

91324P CM2/US91324PCM23 (2020 Notes)

91324P CN0/US91324PCN06 (2022 Notes)

91324P CP5/US91324PCP53 (2025 Notes)

91324P CQ3/US91324PCQ37 (2035 Notes)

91324P CR1/US91324PCR10 (2045 Notes)

Active Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC UBS Securities LLC

Passive Joint Book-Running Managers:	BNY Mellon Capital Markets, LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Goldman, Sachs & Co. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Barclays Capital Inc. toll-free at 1-888-603-5847, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.